Exhibit 99.1

Contact:	Investor Relations
W. Douglass Harris
William Lyon Homes
(949) 833-3600

WILLIAM LYON HOMES REPORTS NEW HOME ORDERS,

CLOSINGS AND BACKLOG

NEWPORT BEACH, CA—October 5, 2007—William Lyon Homes announced today preliminary new home orders, closings and backlog information for the three and nine months ended September 30, 2007.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Number of new home orders:
California	247	371	1,067	1,067
Arizona	62	61	261	343
Nevada	28	69	168	288

	337	501	1,496	1,698

Average number of sales locations during period:
California	41	37	39	33
Arizona	5	6	5	6
Nevada	11	12	10	12

	57	55	54	51

Number of homes closed:
California	275	320	894	1,202
Arizona	90	144	314	376
Nevada	51	136	177	371

	416	600	1,385	1,949

	September 30,
	2007	2006
Backlog of homes sold but not closed at end of period:
California	528	596
Arizona	138	363
Nevada	51	81

	717	1,040

New home orders for the three months ended September 30, 2007 were 337, a decrease of 33% as compared to 501 for the three months ended September 30, 2006. New home orders for the nine months ended September 30, 2007 were 1,496, a decrease of 12% as compared to 1,698 for the nine months ended September 30, 2006.

The Company’s new home orders for the three and nine months ended September 30, 2007 include 31 and 168 homes from joint venture communities, respectively, compared to 54 and 220 homes from joint venture communities for the three and nine months ended September 30, 2006, respectively.

The Company’s number of new home orders per average sales location decreased to 5.9 for the three months ended September 30, 2007 as compared to 9.1 for the three months ended September 30, 2006. The Company’s number of new home orders per average sales location decreased to 27.7 for the nine months ended September 30, 2007, as compared to 33.3 for the nine months ended September 30, 2006.

The Company’s cancellation rate for the three months ended September 30, 2007 was 42%, compared to 39% for the three months ended September 30, 2006. The Company’s cancellation rate for the nine months ended September 30, 2007 was 32%, compared to 33% for the nine months ended September 30, 2006.

The number of homes closed during the three months ended September 30, 2007 was 416, a decrease of 31% as compared to 600 for the three months ended September 30, 2006. The number of homes closed during the nine months ended September 30, 2007 was 1,385, a decrease of 29% as compared to 1,949 for the nine months ended September 30, 2006.

The Company’s backlog of homes sold but not closed was 717 at September 30, 2007, a decrease of 31% as compared to 1,040 at September 30, 2006.

William Lyon Homes is primarily engaged in the design, construction and sale of single family detached and attached homes in California, Arizona and Nevada and at September 30, 2007 had 60 sales locations. The Company’s corporate headquarters are located in Newport Beach, California. For more information about the Company and its new home developments, please visit the Company’s website at www.lyonhomes.com.

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions regarding future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, the outbreak, continuation or escalation of war or other hostilities, including terrorism, involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

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